Exhibit 23.3

CONSENT OF EVERCORE GROUP L.L.C.

We hereby consent to the use of our opinion letter dated September 17, 2006 to the board of directors of Commonwealth Telephone Enterprises Inc. (“Commonwealth”) included as Annex II to the proxy statement/prospectus which forms part of Amendment No. 1 to the Registration Statement of Citizens Communications Company (“Citizens”) on Form S-4 relating to the proposed merger of a wholly owned subsidiary of Citizens with and into Commonwealth, and to the description of such opinion and to the references to our name contained therein under the headings “Summary—General—Opinion of Evercore Group L.L.C.,” “The Merger—Background to the Merger,” “The Merger—Reasons for the Merger and Recommendation of the Commonwealth Board of Directors” and “The Merger—Opinion of Evercore Group L.L.C.” It is understood that our consent is being delivered solely in connection with the filing of the above-referenced Amendment No. 1 to the Registration Statement on Form S-4 and that our opinion is not to be used, circulated, quoted or otherwise referred to, in whole or in part, for any other purpose, nor is it to be filed with, included in or referred to, in whole or in part, in any registration statement, proxy statement or other document (including any subsequent amendments to the above-referenced Amendment No. 1 to the proxy statement/prospectus included in any amendment to the above-referenced Registration Statement on Form S-4), in each case, except in accordance with our written consent.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

EVERCORE GROUP L.L.C.

By: /s/ Michael J. Price

Name: Michael J. Price

Title: Senior Managing Director

New York, New York

December 20, 2006